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                                                                  EXHIBIT 23.03

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report, dated May 9, 1997; covering the audited financial statements of Aimtech Corporation as of December 31, 1996 and for the year then ended, and to all references to our Firm included in or made a part of this registration statement.

                                                            Arthur Andersen LLP
Boston, Massachusetts

June 10, 1998